HABANERO RESOURCES INC.

March 30, 2007

Attn: Bernard McDougall

Micron Enviro Systems, Inc.

789 W. Pender Street, Suite 1205

Vancouver, BC V6C 1H2

Dear Mr. McDougall:

RE:

Precision Rentals Outstanding Balance on Enchant Prospect

Habanero Resources Inc. (“Habanero”) acknowledges that it will be liable for the full balance of the outstanding Precision Rentals invoices in regards to the Enchant Prospect, being CAD $21,560.50 plus interest.  Habanero hereby indemnify and hold harmless Micron Enviro Systems, Inc. against any charges or expenses that may occur in paying for or in any matter settling this outstanding balance.

Regards,

HABANERO RESOURCES INC.

/s/ Jason Gigliotti

Jason Gigliotti

President, Director

#1205 – 789 West  Pender Street

      #9

Vancouver, BC  V6C 1H2

Tel: (604) 646-6900

Fax: (604) 689-1733